Farmland Partners Inc. Reports First Quarter 2023 Results

FPI Selling Assets to Repay Debt and Buy Back Shares

DENVER, May 3, 2023 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter ended March 31, 2023.

Selected Highlights

During the quarter ended March 31, 2023, the Company:

●	recorded net income of $1.7 million, or $0.02 per share available to common stockholders, compared to $1.1 million, or $0.00 per share available to common stockholders for the same period in 2022;
●	recorded AFFO of $1.6 million, or $0.03 per share, compared to $2.1 million, or $0.04 per share, for the same period in 2022;
●	maintained access to liquidity of $159.2 million; and
●	repurchased 1,458,386 shares of its common stock at a weighted average price of $9.99 per share.

Subsequent to March 31, 2023, the Company:

●	repurchased an additional 1,179,556 shares of its common stock at an average price of $10.75 per share;
●	completed one farm acquisition, subject to an in-process like-kind exchange, for aggregate consideration of $8.9 million;
●	completed three farm dispositions for approximately $3.3 million in aggregate consideration and recognized an aggregate gain on sale of approximately $0.6 million; and
●	put 11 farms under contract to sell for aggregate consideration of approximately $42 million and an estimated aggregate gain on sale of $9 million to $11 million, and planned auctions of farms with proceeds estimated in the $37 million to $42 million range.

CEO Comments

“The farm economy continues to be very strong, as reflected in high farmland values, strong commodity prices, and the impact of rent increases in our fixed farm rents,” said Luca Fabbri, President and Chief Executive Officer. “That said, significantly higher interest rates, the recent regional bank crisis, and other macro influences have continued to weigh on our earnings, cost of capital, and our stock price. Since the beginning of the year, we have reviewed our portfolio, focusing on assets that produce the highest long-term total shareholder return, and have begun to cull our portfolio by disposing of assets that we believe do not meet our risk/reward profile, have limited future upside and/or are overly exposed to risks of climate change, supply chain disruptions, recession or other events outside our control. We have a strong belief that our stock price does not reflect the value of our portfolio, and we expect to continue to repurchase our stock at this discount as we dispose of our less optimal assets. We continue to believe in our business model and farmland as a superior long-term total return, low volatility asset class.”

Financial and Operating Results

●	The tables below show financial and operating results for the quarters ended March 31, 2023 and 2022.

	For the three months ended
(in thousands)	March 31,
Financial Results:	2023	2022	Change
Net Income	$1,714	$1,139	50.5%
Net income (loss) per share available to common stockholders	$0.02	$0.00	NM
AFFO	$1,550	$2,119	(26.9)%
AFFO per weighted average common shares	$0.03	$0.04	(25.0)%
Adjusted EBITDAre	$7,088	$6,762	4.8%

Operating Results:
Total Operating Revenues	$12,672	$13,890	(8.8)%
Operating Income	$4,837	$4,320	12.0%
Net Operating Income (NOI)	$9,544	$10,496	(9.1)%

NM = Not Meaningful

●	See “Non-GAAP Financial Measures” for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the three months ended March 31, 2023, the Company acquired one property for total consideration of $0.1 million.
●	During the three months ended March 31, 2023, the Company completed two property dispositions for cash consideration of $7.1 million and total gain on sale of $1.8 million.

Balance Sheet

●	The Company had total debt outstanding of $443.6 million at March 31, 2023, compared to total debt outstanding of $439.5 million at December 31, 2022.
●	At March 31, 2023, the Company had access to liquidity of $171.4 million, consisting of $12.2 million in cash and $159.2 million in undrawn availability under its credit facilities, respectively, compared to cash of $7.7 million and $169.0 million in undrawn availability under its credit facilities at December 31, 2022.
●	During the three months ended March 31, 2023, the Company repurchased 1,458,386 shares of its common stock at a weighted average price of $9.99 per share.
●	As of April 28, 2023, the Company had 53,143,146 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

●	The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and Class A Common OP unit. The dividends are payable on July 17, 2023, to stockholders and common unit holders of record on July 3, 2023.

2023 Earnings Guidance and Supplemental Package

For 2023 earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on May 4, 2023, at 11:00 a.m. (Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed by dialing 1-833-470-1428  (USA), 1-833-950-0062 (Canada), +44 (20) 8068-2558 (UK), or 1-929-526-1599 (other locations) and using the access code 349153.  The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until May 14, 2023, by dialing 1-929-458-6194 and using the access code 817931.  A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of March 31, 2023, the Company owns and/or manages approximately 194,700 acres in 19 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Michigan, Mississippi, Missouri, Nebraska, North Carolina, South Carolina, Texas, and Virginia. In addition, we own land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the on-going war in Ukraine and its impact on the world agriculture market, world food supply, the farm economy, and our tenants’ businesses; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of March 31, 2023 and December 31, 2022

(in thousands)

	March 31,	December 31,
	2023	2022
ASSETS
Land, at cost	$975,450	$980,521
Grain facilities	11,349	11,349
Groundwater	17,682	17,682
Irrigation improvements	50,632	50,097
Drainage improvements	12,543	12,543
Permanent plantings	50,081	50,394
Other	6,939	6,967
Construction in progress	15,200	14,810
Real estate, at cost	1,139,876	1,144,363
Less accumulated depreciation	(39,780)	(38,447)
Total real estate, net	1,100,096	1,105,916
Deposits	135	148
Cash and cash equivalents	12,229	7,654
Assets held for sale	32	33
Loans and financing receivables, net	21,959	21,921
Right of use asset	563	325
Deferred offering costs	66	63
Accounts receivable, net	3,793	7,055
Derivative asset	1,612	2,084
Inventory	2,711	2,808
Equity method investments	4,158	4,185
Intangible assets, net	2,050	2,055
Goodwill	2,706	2,706
Prepaid and other assets	2,301	3,196
TOTAL ASSETS	$1,154,411	$1,160,149

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$441,047	$436,875
Lease liability	563	325
Dividends payable	3,259	3,333
Accrued interest	3,825	4,135
Accrued property taxes	2,592	2,008
Deferred revenue	10,756	44
Accrued expenses	7,462	9,215
Total liabilities	469,504	455,935

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	107,803	110,210

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 53,085,363 shares issued and outstanding at March 31, 2023, and 54,318,312 shares issued and outstanding at December 31, 2022	516	531
Additional paid in capital	633,209	647,346
Retained earnings	4,440	3,567
Cumulative dividends	(77,149)	(73,964)
Other comprehensive income	2,923	3,306
Non-controlling interests in operating partnership	13,165	13,218
Total equity	577,104	594,004

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,154,411	$1,160,149

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Three Months Ended March 31, 2023 and 2022

(in thousands except per share amounts)

	For the Three Months Ended
	March 31,
	2023	2022
OPERATING REVENUES:
Rental income	$9,688	$9,547
Tenant reimbursements	1,038	778
Crop sales	360	695
Other revenue	1,586	2,870
Total operating revenues	12,672	13,890

OPERATING EXPENSES
Depreciation, depletion and amortization	1,794	1,751
Property operating expenses	2,182	1,955
Cost of goods sold	946	1,439
Acquisition and due diligence costs	14	63
General and administrative expenses	2,606	3,103
Legal and accounting	244	1,256
Other operating expenses	49	3
Total operating expenses	7,835	9,570
OPERATING INCOME	4,837	4,320

OTHER (INCOME) EXPENSE:
Other (income) expense	(11)	21
(Income) loss from equity method investment	27	(7)
(Gain) on disposition of assets	(1,826)	(660)
Interest expense	4,924	3,827
Total other expense	3,114	3,181

Net income before income tax expense	1,723	1,139

Income tax expense	9	—

NET INCOME	1,714	1,139

Net (income) attributable to non-controlling interests in operating partnership	(38)	(33)

Net income attributable to the Company	1,676	1,106

Nonforfeitable distributions allocated to unvested restricted shares	(16)	(15)
Distributions on Series A Preferred Units	(803)	(878)

Net income available to common stockholders of Farmland Partners Inc.	$857	$213

Basic and diluted per common share data:
Basic net income available to common stockholders	$0.02	$0.00
Diluted net income available to common stockholders	$0.02	$0.00
Basic weighted average common shares outstanding	54,007	45,781
Diluted weighted average common shares outstanding	54,007	45,781
Dividends declared per common share	$0.06	$0.05

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2023 and 2022

	For the three months ended March 31,
(in thousands except per share amounts)	2023	2022
Net income	$1,714	$1,139
(Gain) on disposition of assets	(1,826)	(660)
Depreciation, depletion and amortization	1,794	1,751
FFO	$1,682	$2,230

Stock-based compensation and incentive	459	642
Deferred impact of interest rate swap terminations	198	62
Real estate related acquisition and due diligence costs	14	63
Distributions on Preferred units and stock	(803)	(878)
AFFO	$1,550	$2,119

AFFO per diluted weighted average share data:

AFFO weighted average common shares	55,567	47,427

Net income available to common stockholders of Farmland Partners Inc.	$0.02	$0.00
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.01	0.02
Depreciation, depletion and amortization	0.03	0.04
Stock-based compensation and incentive	0.01	0.01
(Gain) on disposition of assets	(0.03)	(0.01)
Distributions on Preferred units and stock	(0.01)	(0.02)
AFFO per diluted weighted average share	$0.03	$0.04

	For the three months ended
	March 31,
(in thousands)	2023	2022
Net income	$1,714	$1,139
Interest expense	4,924	3,827
Income tax expense	9	—
Depreciation, depletion and amortization	1,794	1,751
(Gain) on disposition of assets	(1,826)	(660)
EBITDAre	$6,615	$6,057

Stock-based compensation and incentive	459	642
Real estate related acquisition and due diligence costs	14	63
Adjusted EBITDAre	$7,088	$6,762

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended March 31, 2023 and 2022

	For the three months ended March 31,
($ in thousands)	2023	2022
OPERATING REVENUES:
Rental income	$9,688	$9,547
Tenant reimbursements	1,038	778
Crop sales	360	695
Other revenue	1,586	2,870
Total operating revenues	12,672	13,890

Property operating expenses	2,182	1,955
Cost of goods sold	946	1,439
NOI	9,544	10,496

Depreciation, depletion and amortization	1,794	1,751
Acquisition and due diligence costs	14	63
General and administrative expenses	2,606	3,103
Legal and accounting	244	1,256
Other operating expenses	49	3
Other (income) expense	(11)	21
(Income) loss from equity method investment	27	(7)
(Gain) on disposition of assets	(1,826)	(660)
Interest expense	4,924	3,827
Income tax expense	9	—
NET INCOME	$1,714	$1,139

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, and distributions on the Company’s preferred units.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.